EXHIBIT 21

Pentair, Inc. and subsidiaries as of December 31, 2003.

Name of Company	Jurisdiction of Incorporation	Segment
Aplex Industries, Inc.	United States	Water
Apno S.A. de C.V.	Mexico	Other
Axholme Resources Limited	United Kingdom	Water
Biesemeyer Manufacturing Corporation	United States	Tools
Burger Acquisition Corp.	United States	Water
Burger Acquisition, LLC	United States	Water
Century Mfg. Co.	United States	Other
Codeline Corporation	United States	Water
Compool Inc.	United States	Water
Delta International Machinery Corp.	United States	Tools
DeVilbiss Air Power Company	United States	Tools
Distribuidora PorterCable Limitada	Chile	Tools
Electronic Enclosures, Inc.	United States	Enclosures
Epps Limited	Mauritius	Water
Eraba Holdings Ltd	United Kingdom	Enclosures
Eraba Limited	United Kingdom	Enclosures
Essef Corporation	United States	Water
Essef Manufacturing FSC, Inc.	Virgin Islands	Water
EuroPentair GmbH	Germany	Other
Everpure, Inc.	United States	Water
Everpure (Europe) N.V.	Belgium	Water
Everpure Japan, Inc.	Japan	Water
Everpure Sales Company	United States	Water
Everpure (UK) Limited	United Kingdom	Water
FDD S.A.	France	Water
Fleck Controls, Inc.	United States	Water
Fleck Europe SARL	France	Other
Flex Elektrowerkzeuge GmbH	Germany	Tools
Hangtech Limited (1)	Hong Kong	Tools
Hoffman Enclosures (Mex), LLC	United States	Enclosures
Hoffman Enclosures Inc.	United States	Enclosures
Hoffman Engineering S. de R.L. de C.V.	Mexico	Enclosures
Hoffman Schroff Pte. Ltd.	Singapore	Enclosures
IDEA Europe SA	France	Water
Joinery Industrial Co. Ltd. (1)	Taiwan	Tools
Jointech Corporation Ltd. (1)	Cayman Islands	Tools

Name of Company	Jurisdiction of Incorporation	Segment
Kreepy Krauly (PTY) Ltd	South Africa	Water
Lincoln Automotive Company	United States	Other
McNeil (Ohio) Corporation	United States	Other
Metalurgica Taunus Ltda	Brazil	Enclosures
Moraine Properties, LLC	United States	Other
National Pool Tile Group, Inc.	United States	Water
Oldham Saw Co. Inc.	United States	Tools
Optima Enclosures Limited	United Kingdom	Enclosures
Orion International LLC (2)	United States	Tools
Pentair Aquaculture SA	Switzerland	Water
Pentair Asia Holdings SARL	Luxembourg	Tools and Other
Pentair Asia PTE Ltd.	Singapore	Other
Pentair Canada, Inc.	Canada	Tools & Water
Pentair DMP Corp.	United States	Other
Pentair do Brasil Holdings Ltda	Brazil	Enclosures
Pentair Electronic Packaging Company	United States	Enclosures
Pentair Electronic Packaging de Mexico, S. de R.L de C.V	Mexico	Enclosures
Pentair Enclosures de Chile S.r.L.	Chile	Enclosures
Pentair Enclosures Group, Inc.	United States	Enclosures
Pentair Enclosures Limited	United Kingdom	Enclosures
Pentair Enclosures, Inc.	United States	Enclosures
Pentair Enclosures, S. de R.L. de C.V.	Mexico	Enclosures
Pentair Financial Services Ireland	Ireland	Other
Pentair FSC Corporation	Barbados	Other
Pentair Global Sarl	Luxembourg	Other
Pentair Halifax, Co.	Canada	Other
Pentair Housing LP	United States	Other
Pentair Housing, Inc.	United States	Other
Pentair International Sarl	Luxembourg	Other
Pentair Nova Scotia Co.	Canada	Other
Pentair Pacific Rim (Water) Limited	Hong Kong	Water
Pentair Pacific Rim, Ltd.	Hong Kong	Enclosures
Pentair Pool Products, Inc.	United States	Water
Pentair Pump Group Inc.	United States	Water
Pentair Qingdao Enclosure Company Ltd.	P.R.C.	Enclosures
Pentair Taiwan LLC	Taiwan	Tools
Pentair Tool and Equipment Sales Co.	United States	Tools
Pentair Tools Group, Inc.	United States	Tools
Pentair Transport, Inc.	United States	Other
Pentair UK Group Limited	United Kingdom	Water
Pentair U.K. Ltd.	United Kingdom	Enclosures
Pentair Water (Suzhou) Company Ltd.	P.R.C.	Water
Pentair Water Belgium NV	Belgium	Water
Pentair Water Europe s.r.l.	Italy	Water
Pentair Water Filtration France SAS	France	Water
Pentair Water Filtration UK Limited	United Kingdom	Water
Pentair Water France SAS	France	Water
Pentair Water Group, Inc.	United States	Water
Pentair Water India Private Limited	India	Water
Pentair Water Italy S.r.l.	Italy	Water

Name of Company	Jurisdiction of Incorporation	Segment
Pentair Water Taiwan Co., Ltd.	Taiwan	Water
Pentair Water Technologies Ltd.	Virgin Islands	Water
Pentair Water Treatment Company	United States	Water
Pentair Water Treatment India Private Limited	India	Water
Penwald Insurance Company	United States	Other
PFAM, Inc.	United States	Other
Plymouth Products, Inc.	United States	Water
Porter-Cable Argentina S.R.L.	Argentina	Tools
Porter-Cable Argentina, LLC	United States	Tools
Porter-Cable Corporation	United States	Tools
Porter-Cable de Mexico SA de C.V.	Mexico	Tools
PTG Accessories Corp	United States	Tools
Qingdao Sungun Power Tool Co. Ltd. (1)	P.R.C.	Tools
Schroff GmbH	Germany	Enclosures
Schroff Inc.	United States	Enclosures
Schroff K.K.	Japan	Enclosures
Schroff S.R.L.	Italy	Enclosures
Schroff SAS	France	Enclosures
Schroff Scandinavia AB	Sweden	Enclosures
Schroff U.K. Ltd.	United Kingdom	Enclosures
Structural Iberica	Spain	Water
Surewood Acquisition Corporation	United States	Tools
The Woodworkers Choice, Inc.	United States	Tools
WEB Tool & Manufacturing, Inc.	United States	Enclosures
Wintech Corporation Limited (1)	Cayman Islands	Tools
Wistech Industrial Ltd. Co. (1)	P.R.C.	Tools

(1) – 49% owned

(2) – 40% owned